UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 22, 2008

Embarq Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32732	20-2923630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5454 W. 110th Street Overland Park, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

(913) 323-4637

(Registrant’s Telephone Number, including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On August 22, 2008, Embarq Corporation (the “Company”) notified its employees that the Company is reducing its workforce by approximately 500-700 employees and is eliminating approximately 300 contract positions. These actions, which impact the Company’s Network Services organization, are consistent with the Company’s ongoing efforts to increase operational efficiencies and more closely align the Company’s workforce with its current service demands. As a result, the Company expects to incur charges in the third quarter of 2008 related to severance and other termination benefits. The Company expects the reductions to be completed in the fourth quarter of 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2008	Embarq Corporation

	By:	/s/ Tracy D. Mackey
	Name:	Tracy D. Mackey
	Title:	Assistant Secretary